UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 21, 2004

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 7 - Regulation FD

Item 7.01      Regulation FD Disclosure.

       VendingData Corporation announced several key developments at its presentation at the Merriman Curhan Ford Investor Summit 2004 on Tuesday, September 21, 2004, at 2:15 p.m. (PT) at the InterContinental Mark Hopkins Hotel, San Francisco, California. A copy of the presentation is being filed herewith. The presentation will be available to the public via a live webcast which may be accessed by going to VendingData Corporation's website at www.vendingdata.com under the "Events" section by selecting the event and scrolling down to "Click here for more information."

Item 9.01      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro Forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	The presentation made on September 21, 2004 at the Merriman Curhan Ford Investors Summit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENDINGDATA CORPORATION
(Registrant)

Date: September 21, 2004
	By:	/s/ H. Michael Jahnke
H. Michael Jahnke
	Its:	Chief Operating Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	The presentation made on September 21, 2004 at the Merriman Curhan Ford Investors Summit.